UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 24, 2011

The Dayton Power and Light Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-2385	31-0258470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 24, 2011, The Dayton Power and Light Company (“DP&L”) entered into a Limited Consent and Waiver related to its Credit Agreement (the “Credit Agreement”), dated as of April 20, 2010, with Bank of America, N.A. (“Bank of America”), as administrative agent and a letter of credit issuer, and the lenders party to the Credit Agreement (the “Lenders”).  In addition to Bank of America, the Lenders include PNC Bank, National Association, U.S. Bank, National Association, Fifth Third Bank, and JPMorgan Chase Bank, N.A. (“JPMorgan Chase”).

The Limited Consent and Waiver among DP&L, Bank of America and the Lenders provides for a waiver of any event of default under the Credit Agreement that would otherwise result from the closing of the proposed merger involving DP&L’s parent company, DPL Inc. (“DPL”), and The AES Corporation (“AES”) pursuant to the Agreement and Plan of Merger, dated as of April 19, 2011, among, DPL, AES, and Dolphin Sub, Inc., a direct wholly-owned subsidiary of AES.

Fifth Third Bank and JPMorgan Chase, which are among the Lenders under the Credit Agreement, are also among the lenders under an existing DP&L $220 million credit facility that is available through November 21, 2011.   In addition, JPMorgan Chase is the lender under existing reimbursement agreements with DP&L related to letters of credit securing DP&L’s obligations to repay $100 million in funds that DP&L borrowed from The Ohio Air Quality Development Authority on December 4, 2008, in connection with the authority’s issuance on that date of pollution control bonds due November 1, 2040.  These and the other Lenders and/or their affiliates provide, have provided, or may in the future provide, other services, such as banking, cash management, custodial, and general financing services, to DP&L and/or its affiliates on commercial terms for which they have received, or may in the future receive, customary fees and expenses.

The foregoing description of the Limited Consent and Waiver is qualified in its entirety by reference to the Limited Consent and Waiver, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between DPL and AES and the expected completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements.  Such statements are based upon the current beliefs and expectations of DPL’s management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of DPL and AES.  Actual results may differ materially from the results anticipated in these forward-looking statements.  There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all.  The following factors, among others, could cause or contribute to such material differences:  the ability to obtain the approval of the transaction by DPL’s shareholders; the ability to obtain required regulatory approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of DPL; a material deterioration in DPL’s retail and/or wholesale businesses and assets; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities.  Additional factors that could cause DPL’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement DPL intends to file with the Securities and Exchange Commission and mail to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.  DPL assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Limited Consent and Waiver, dated as of May 24, 2011, by and among The Dayton Power and Light Company, Bank of America and the lenders party thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dayton Power and Light Company

Date: May 31, 2011
/s/ Arthur G. Meyer
	Name:	Arthur G. Meyer
	Title:	Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Limited Consent and Waiver, dated as of May 24, 2011, by and among The Dayton Power and Light Company, Bank of America and the lenders party thereto.	E